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                                                                       Exhibit j


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" and "Independent Auditors" and to the use of our report dated February 12, 1999 on the 1998 financial statements of Wanger U.S. Small Cap and Wanger International Small Cap, comprising Wanger Advisors Trust, and its incorporation by reference in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-83548) and in the Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8748).


                                                      /s/ Ernst & Young LLP

Chicago, Illinois
February 23, 1999